EXHIBIT 3.159

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/19/2001
010135275 – 3370529

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

RADNOR PROPERTIES ASSOCIATES-II, L.P.

          The UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

          FIRST: The name of the limited partnership is Radnor Properties Associates-II, L.P.

          SECOND: The name and address of the Registered Agent is:

          Corporation Service Company
          2711 Centerville Road, Suite 400
          Wilmington, Delaware 19808.

          THIRD: The name and mailing address of the general partner is as follows:

          Radnor GP, L.L.C.
          Plymouth Meeting Office Campus
          600 W. Germantown Pike, Suite 221
          Plymouth Meeting, PA 19462

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Radnor Properties Associates-II, L.P. as of the 19th day of March, 2001.

GENERAL PARTNER:

RADNOR GP, L.L.C.

By:	/s/ Frank J. Ferro

Frank J. Ferro, Executive Vice President